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                                                                    Exhibit 10.5


To the holders of the Class D Convertible
Preferred Stock (the "Class D Stock"), par value $0.001 per share, of Diomed
Holdings, Inc. (the "Company"):

                       Exchange of Class D Preferred Stock

         In order for the Company to comply with the terms of the Settlement of Stipulation reached in Augenbaum v. Diomed Holdings, Inc., filed in the Delaware Chancery Court on July 28, 2003, each of you severally agrees with the Company as follows:

1. The Company will authorize the issuance of 24 shares of Class F Preferred Stock, par value $0.001 per share (the "Class F Stock"). The Class F Stock will each be preferred in liquidation to the extent that, before any distribution is made to the holders of the Company Common Stock, par value $0.001 per share ("Common Stock"), there will be distributed pro rata to the holders of the issued and outstanding Class E Stock and Class F Stock the amount of $108,469.00 per share as to each issued and outstanding share of Class E Stock and $10,072.00 per share as to each issued and outstanding share of Class F Stock. The holders of the Common Stock will share in the remainder of the net liquidation proceeds. The term "liquidation" will mean any liquidation, dissolution or winding up of the Company, as well as any sale, lease, exchange or other disposition of all or substantially all of the Company's assets.

2. On execution of this agreement, you will tender all shares of Class D Stock to the Company, and the Company will issue to you in exchange, an equal number of shares of Class F Stock (the "Class F Shares").

3. Following tender of all shares of Class D Stock, the Class D Stock will be eliminated by the filing of a Certificate of Elimination with the Delaware Secretary of State.

4. Upon any sale, lease, exchange or other disposition of all or substantially all of the Company's assets while your Class F Shares are outstanding, you shall have the right to sell to the Company all of the Class F Shares you own in exchange for 125,898 shares of Common Stock per share of Class F Stock.

5. Upon the earlier of the approval by the Company's stockholders of the issuance of the shares of Common stock to be issued under the investment into the Company (the "Tranch II investment") or consummation of the Tranch II investment, you shall have the right to sell to the Company, and the Company shall have the right to purchase from you, all of your Class F Shares in exchange for 125,898 shares of Common Stock per share of Class F Stock.

6. To exercise any right under Paragraph 4 or 5 above any party shall give written notice to the other as provided in the First Exchange Agreement. The closing of any purchase or sale under Paragraph 4 or 5 above will occur at the Company's offices on the fifth business day after notice is given or deemed given.

7. This letter agreement may be signed in separate counterparts, each of which shall be one and the same agreement. This letter agreement shall not be effective unless and until signed by each holder of the Class D Stock. A facsimile transmission of this signed letter agreement shall be legal and binding on all parties hereto.


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8.       This letter agreement  represents the final agreement among the parties
         hereto   and  may  not  be   contradicted   by   evidence   of   prior,
         contemporaneous, or subsequent oral agreements of the parties or by prior or contemporaneous written agreements. This letter agreement may not be amended except by a writing signed by all of the parties hereto. If any provision of this letter agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this letter agreement or the validity or enforceability of this letter agreement in any other jurisdiction.

9. This letter agreement shall be governed by the internal laws of the State of New York without regard to conflicts of laws principles.

         Please indicate your agreement with the foregoing by signing this letter in the space provided below, at which time this letter shall be a binding agreement among us.



                                           Yours truly,

                                           DIOMED HOLDINGS, INC.

                                           /s/  JAMES A. WYLIE, JR.

                                           By_________________________
                                           James A. Wylie, Jr.
                                           President and Chief Executive Officer



Accepted and agreed to:

GIBRALT U.S., Inc.


By /s/ JOHNNY CIAMPI
   ---------------------------
   Johnny Ciampi
   Authorized Person


/s/  JAMES A. WYLIE, JR.
-------------------------------
James A. Wylie, Jr.


/s/  PETER NORRIS
-------------------------------
Peter Norris